Exhibit 10.1

Execution Version

Amendment to Tax Receivable Agreement

Amendment, dated as of May 3, 2018 and effective as of the Effective Time (as defined below) (this “Amendment”) among KKR Holdings L.P., a Cayman limited partnership (“KKR Holdings”), KKR Management Holdings Corp., a Delaware corporation, KKR & Co. L.P., a Delaware limited partnership (“Parent”), KKR Management Holdings L.P., a Delaware limited partnership, and KKR Group Holdings Corp., a Delaware corporation (collectively, the “Parties”), to the Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties heretofore executed and delivered a Tax Receivable Agreement, dated as of July 14, 2010 (the “Agreement”); and

WHEREAS, in connection with an internal reorganization involving the conversion of Parent into a Delaware corporation and the dissolution of KKR Group Holdings L.P. and KKR Group Limited, and the succession thereto by KKR Group Holdings Corp., the Parties and KKR Group Holdings Corp. desire to make related amendments to the Agreement.

Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Amendment to Section 1.01 of the Agreement.

(a)	The definition of “Change of Control” is hereby amended and restated in its entirety as follows:

“Change of Control” means the occurrence of any Person, other than KKR Management LLC or a Person approved by KKR Management LLC, becoming the Class B Stockholder.

(b)	The following definitions are hereby added in proper alphabetical order:

“Class A Common Stock” means shares of Class A Common Stock, par value $0.01 per share, of Parent.

“Class B Stockholder” means KKR Management LLC, a Delaware limited liability company, and any successor or transferee that becomes the beneficial owner of the Class B Common Stock, par value $0.01 per share, of Parent.

(c)	The definition of “Exchange Agreement” is hereby amended and restated in its entirety as follows:

“Exchange Agreement” means the Second Amended and Restated Exchange Agreement, dated as of the date hereof and effective as of the Effective Time, among Parent, the Group Partnerships, KKR Holdings, KKR Group Holdings L.P., KKR Subsidiary Partnership L.P. and KKR Group Limited, as it may be amended, supplement or restated from time to time.

(d)	The definitions of “Common Units” and “Managing Partner” are hereby deleted.

(e)	Reference to “the board of directors of the Managing Partner” in the definition of “Market Value” is hereby amended and replaced by reference to “the Board of Directors of Parent”.

(f)	The definition of “Parent” is hereby amended and restated in its entirety as follows:

“Parent” means KKR & Co. Inc., and any successor thereto.

2.	Amendment to Section 3.01(b) of the Agreement.

(a)
Section 3.01(b) is hereby amended by adding the following after the last sentence thereof: “In addition, with respect to any Exchange that occurs on or after the Effective Time and within the five (5) year period ending on the fifth anniversary of the Effective Time, other than Exchanges of Group Partnership Interests following the death of an individual that held a direct or indirect interest (or whose affiliated estate planning vehicles held a direct or indirect interest) in such Group Partnership Interests, all Net Tax Benefits attributable to such Exchange and all Tax Benefit Payments payable with respect to such Exchange shall be calculated using a U.S. federal corporate income tax rate equal to the lower of (x) 21.0%, but only if the maximum U.S. federal corporate income tax rate is increased to a rate higher than 21.0% with effectiveness within the five (5) year period ending on the fifth anniversary of the Effective Time, and (y) the actual U.S. federal corporate income tax rate applicable to the Corporate Holdco for the relevant tax periods.”

3.	Amendment to Section 7.01 of the Agreement.

(a)	Reference to “KKR & Co. L.P.” is hereby amended and replaced by reference to “KKR & Co. Inc.”.

4.	Amendment to Section 7.06(a)(i) of the Agreement.

(a)	Section 7.06(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“(i) that, to the extent Group Partnership Units are effectively transferred in accordance with the terms of the Group Partnership Agreements or any other agreement the applicable Holdings Limited Partner may have entered into with the Parent, a KKR Holdings Affiliate, the Corporate Holdco and/or either of the Group  Partnerships, the transferring Limited Partner or KKR Holdings shall assign to the transferee of such Group Partnership Units the transferring Limited Partner’s or KKR Holdings’ rights under this Agreement with respect to such transferred Group Partnership Units and”

5.	Amendment to Section 7.11 of the Agreement.

(a)	Reference to “The Parent Group Partnership” is hereby amended and replaced by reference to “Parent”.

(b)
Section 7.11(b) of the Agreement is hereby amended by adding the following after the last sentence thereof:  “The determination of the amount of Tax Benefit Payments that a Corporate Holdco would have been required to make had it been treated as a Corporate Holdco on the date of a prior Exchange under this Section 7.11(b) shall be made taking into account whether the applicable Group Partnership had an election in effect under Section 754 of the Code (a “Section 754 election”) for the taxable year in which the prior Exchange occurred; provided that, for this purpose, if the applicable Group Partnership makes a Section 754 election in connection with the applicable entity becoming a Corporate Holdco as described in this Section 7.11(b), such Group Partnership shall be deemed not to have a Section 754 election in effect until after the date on which the applicable entity becomes a Corporate Holdco.”

6.
Effective Time.  This Amendment shall be effective, and the provisions hereof shall become operative, at 12:01 a.m. on July 1, 2018 (the “Effective Time”) and no party shall be required to commence performance hereunder until the Effective Time.

7.
Miscellaneous.  Sections 7.01 through 7.08, 7.13, 7.15 and 7.18 of the Agreement shall apply to this Amendment, mutatis mutandis.  No amendment to the Agreement shall be required to the extent any entity becomes a successor of any of the parties thereto.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first above written.

KKR HOLDINGS L.P.

By: KKR Holdings GP Limited, its general partner

By:	/s/ David J. Sorkin
Name: David J. Sorkin
Title: Director

KKR MANAGEMENT HOLDINGS CORP.

By:	/s/ William J. Janetschek
Name: William J. Janetschek
Title: Chief Financial Officer

KKR & CO. L.P.

By: KKR Management LLC, its general partner

By:	/s/ William J. Janetschek
Name: William J. Janetschek
Title: Chief Financial Officer

KKR MANAGEMENT HOLDINGS L.P.

By: KKR Management Holdings Corp., its general partner

By:	/s/ William J. Janetschek
Name: William J. Janetschek
Title: Chief Financial Officer

KKR GROUP HOLDINGS CORP.

By:	/s/ William J. Janetschek
Name: William J. Janetschek
Title: Chief Financial Officer

[Signature Page to Amendment to Tax Receivable Agreement]